EXHIBIT 5.1

[LOGO OF FELHABER LARSON FENLON & VOGT]

MINNEAPOLIS	ST. PAUL
220 South Sixth Street | Suite 2200	444 Cedar Street | Suite 2100
Minneapolis, MN 55402-4504	St. Paul, MN 55101-2136
612 339 6321 | Fax 612 338 0535	651 222 6321 | Fax 651 222 8905

Roger H. Frommelt

612-373-8541

Fax: 612-338-4608

E-mail: rfrommelt@felhaber.com

Reply to Minneapolis Office

April 30, 2004

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Re:	Entrx Corporation

Form S-2 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-2 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Entrx Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

Felhaber Larson Fenlon & Vogt, P.A.

/s/    Roger H. Frommelt